CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Crowley, Milner and Company 1992 Incentive Stock Plan of our report dated April 3, 1997, with respect to the consolidated financial statements and schedule of Crowley, Milner and Company and Subsidiary included in its Annual Report on Form 10-K for the year ended February 1, 1997, filed with the Securities and Exchange Commission.


                                          /S/ ERNST & YOUNG LLP
                                          ERNST & YOUNG LLP

May 1, 1997
Detroit, Michigan